EXHIBIT 99.1

[LIVE NATION LOGO]

Media Contact:	Investor Contact:
John Vlautin Live Nation 310-867-7000	Brad Edwards Brainerd Communicators, Inc. 212-986-6667

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS FOURTH QUARTER

AND FULL YEAR 2007 FINANCIAL RESULTS

- Continues to Execute on Vertically Integrated Global Live Music Platform Strategy -

- Improved North American Music Performance Drives 2007 Adjusted OIBDAN

to $181 Million, an increase of 16%, and Operating Income to $82.1 Million -

LOS ANGELES – February 28, 2008 – Live Nation (NYSE: LYV), the world’s largest live music company, announced today its financial results for the three and twelve months ended December 31, 2007.

For the fourth quarter of 2007, the company reported revenue of $1.0 billion, a decrease of $45.2 million, or 4.3%, as compared to the fourth quarter of 2006 driven primarily by the timing of large music tours during the period. Adjusted OIBDAN was $32.6 million, an increase of $11.8 million, or 56.5%, as a result of improved results in North American and International Music. These improvements were partially offset by the expected decline in Global Artists due to the timing and number of large music tours in 2007 as compared to 2006. Operating income was $4.2 million, an improvement from an operating loss of $14.7 million in 2006. Net loss improved 44.6% to a loss of $18.4 million, or a loss of $0.25 per share.

For the full year 2007, the company reported revenue of $4.2 billion, an increase of $473.3 million, or 12.8%, as compared to 2006 driven by increases in revenue in North American and International Music primarily driven by acquisitions. Adjusted OIBDAN was $180.9 million, an increase of 15.9%, as a result of improved results in North American and International Music and Global Theater. These improvements were partially offset by a decline in Global Artists due to an expected reduction in touring artists during 2007. Operating income was $82.1 million, an increase of $49.0 million, or 148.0%. Net loss was $11.9 million, or a loss of $0.17 per share, compared to a loss of $31.4 million, or a loss of $0.48 per share in 2006. As of December 31, 2007, the company had free cash of $84.7 million as compared to $36.1 million at December 31, 2006.

Michael Rapino, President and Chief Executive Officer of Live Nation, commented: “During 2007, we made substantial progress in executing on our strategic plan to fully capitalize on our global leadership position in live music. We consolidated our global network and strengthened our core business through changes in how we drive revenue, manage our costs and measure our success. Our improved performance reflects early returns from the investments we made in transitioning our core business into a more focused, profit-driven organization. We also made substantial progress in building an integrated platform aimed at further strengthening and monetizing the relationship between artists, fans and sponsors — before, during and after live events. In the year ahead, we remain focused on driving our core business and implementing our plan to capitalize on the transformation of the global music industry.”

“We currently expect 2008 to be another healthy and growing period for the live music industry,” Rapino continued. “As a result of our efforts to streamline our core business and expand our revenue streams, we believe we are very well positioned to benefit from the industry’s growth. Among other initiatives, we will continue to build out our ticketing and digital media presence as we prepare to take control of our tickets beginning in 2009. We believe the economics of our ticketing business are compelling, given the growth opportunities we plan to pursue and the relatively limited investment we are making in our infrastructure as a result of our partnership with CTS Eventim. We will also focus on signing additional artists to our Live Nation Artists business and expanding our relationships with major corporate sponsors. As the year unfolds, we expect to increasingly demonstrate the benefits of our integrated model, as we continue to execute on our strategic plan.”

Recent Highlights:

•	Successfully executed initiatives to improve performance of North American Amphitheaters, delivering $67.7 million in 2007 pro forma Amphitheater Adjusted OIBDAN, an increase of 49% over 2006, and $38.4 million in pro forma Amphitheater Operating Income.

•	Expanded venue and distribution platform through the addition of five mid-sized music venues and one new House of Blues® club in three new markets in North America in addition to market expansion in Canada and entry into Dubai.

•	Entered into long-term agreement with CTS Eventim that will enable the company to launch its own ticketing business and begin selling tickets for its 2009 events. The new ticketing platform will allow the company to control customer data, to create enhanced ticket-based concert products, drive its e-commerce audience and increase advertising and sponsorship revenue.

•	Entered into ten-year diversified rights and touring agreement with Madonna, the founding artist for the company’s Live Nation Artists division. The relationship encompasses Madonna’s future music and music-related businesses, including the exploitation of the Madonna brand, touring, merchandising, fan club/website, DVDs, music-related television and film projects, distribution of recorded music and associated sponsorship agreements.

•	Completed divestiture in 2007 of the company’s theatrical business in Chicago and in early 2008 of substantially all of its remaining North American theatrical business for total gross proceeds of $150 million. These sales further focus the company on its core music operations.

•	Entered into strategic marketing alliance with Citi® that capitalizes on the company’s fully integrated music platform, including concerts, online ticketing and access to Live Nation Artists, to deliver a uniquely comprehensive music experience to Citi® customers in the United States.

Pro Forma Financial Highlights (unaudited):

		Total Company
		Pro Forma(1)
(in thousands)	Three Months Ended,			Twelve Months Ended,

	12/31/2007	12/31/2006%		12/31/2007	12/31/2006%

Revenue	$1,041,612	$1,168,157	(10.8%)	$4,386,137	$4,409,228	(0.5%)
Adjusted OIBDAN	$34,258	$29,229	17.2%	$197,663	$190,057	4.0%
% Margin	3.3%	2.5%	—	4.5%	4.3%	—
Operating Income (Loss)	$5,832	($8,273)	* *	$98,871	$55,737	77.4%
% Margin	0.6%	(0.7%)	-	2.3%	1.3%	-

1Includes the divestiture of a portion of our North American sports representation business and our UK sports representation business throughout 2006, the acquisition of CPI in May 2006, the acquisition of Trunk in June 2006, the acquisition of Musictoday in September 2006, the acquisition of House of Blues in November 2006, the acquisition of Gamerco in December 2006, the divestiture of Donington Racetrack in January 2007, the divestiture of the remaining stake in Phantom — The Vegas Spectacular in March 2007, the divestiture of the Nashville amphitheater in April 2007, the divestiture of Hammersmith Apollo and the Forum in June 2007, the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007, the consolidation of Academy Music Group’s financial results which occurred in July 2007, the sale of selected Mean Fiddler venues in August 2007, the sale of the Odeon venue in August 2007, the acquisition of Anthill Trading in October 2007, the disposition of Broadway in Chicago and the Oriental Theater in December 2007 and the acquisition of Signatures Network in December 2007 as if all of these transactions were completed on the first day of the period presented.

• Variance is not meaningful
Fourth Quarter

The decrease in revenue on a pro forma basis was primarily due to:

•	reduction in touring revenue in our Global Artists segment,

•	decreased revenue in our North American Music segment driven by a reduction in the number of amphitheater events, and

•	reduction in International Music due to shut-down of The Point in Ireland for expansion in August 2007 (the venue is expected to re-open in early 2009),

•	offset by increased revenue in our International Music segment due to an increase in the number of events and attendance.

The increase in Adjusted OIBDAN on a pro forma basis was primarily due to:

•	improved North American Music amphitheater operations and cost savings realized from the 2006 House of Blues acquisition,

•	higher results for International Music promotions, and

•	reduction in operating expenses due to employee bonus conversion from stock to cash,

•	partially offset by the shut-down of The Point in Ireland for expansion, and

•	Global Artists reductions due to reduced touring activity and increased costs to build the Live Nation Artists platform.

The increase in operating income on a pro forma basis was primarily due to:

•	increased Adjusted OIBDAN as described above, and

•	increased gain on sale of operating assets due primarily to the sale of our Chicago theatrical business,

•	partially offset by an increase in non-cash compensation expense during the quarter.

Full Year 2007

The slight decrease in revenue on a pro forma basis was primarily due to:

•	reduced revenue in our North American Music segment due to fewer events in our amphitheaters,

•	decreased revenue from reduced touring activity in Global Artists, and

•	reduction in International Music due to shut-down of The Point for expansion,

•	offset by increased revenue from our International Music operations from increased promotion events and attendance and improved festival results.

The increase in Adjusted OIBDAN on a pro forma basis was primarily due to:

•	improved North American Music amphitheater operations and cost savings realized from the 2006 House of Blues acquisition, and

•	improved International Music promotion and festival operations,

•	offset by reduced results in North American Music arena and third-party events,

•	reduction due to the shut-down of The Point for expansion, and

•	Global Artists reductions due to reduced touring activity and increased costs to build the Live Nation Artists platform.

The increase in operating income on a pro forma basis was primarily due to:

•	increased Adjusted OIBDAN as described above, and

•	higher gain on sale of operating assets in 2007,

•	partially offset by an increase in non-cash compensation expense during the year.

North American Music:

		Pro Forma(2)
(in thousands)		Three Months Ended,		Twelve Months Ended,

	12/31/2007	12/31/2006	%		12/31/2007	12/31/2006	%

Revenue	$463,271	$479,187		(3.3%)	$2,013,959	$2,063,329	(2.4%)
Adjusted OIBDAN	$14,857	($5,779)		* *	$77,293	$52,959	45.9%
% Margin	3.2%	(1.2%)		—	3.8%	2.6%	—
Operating Income
(Loss)	($13,252)	($22,030)		39.8%	$16,138	($33,945)	* *
% Margin	(2.9%)	(4.6%)		—	0.8%	(1.6%)	—

2 Includes the acquisition of House of Blues in November 2006, the divestiture of the Nashville amphitheater in April 2007, the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007 and the sale of the Odeon club in August 2007 as if all of these transactions were completed on the first day of the period presented.

• Variance is not meaningful
Fourth Quarter

North American Music pro forma revenue decreased due to fewer events at our amphitheaters, consistent with our strategy to reduce unprofitable, low-attendance events, partially offset by higher arena revenues based on higher attendance and ticket prices and incremental revenues from several new mid-sized venues including the Dodge Theatre, the Hollywood Palladium and The Fillmore Miami Beach at the Jackie Gleason Theater.

Pro forma Adjusted OIBDAN increased due to improved amphitheater operations, cost savings realized from the 2006 acquisition of House of Blues and bonus payments for certain employees that will be paid in stock in lieu of cash. These increases were partially offset by reduced arena and third-party promotion activity results.

The increase in pro forma operating income is primarily a result of the improvement in Adjusted OIBDAN discussed above partially offset by an increase in non-cash compensation expense for bonuses to be paid in stock.

International Music:

		Pro Forma(3)
(in thousands)		Three Months Ended,		Twelve Months Ended,

	12/31/2007	12/31/2006	%	12/31/2007	12/31/2006	%

Revenue	$304,513	$218,245	39.5%	$1,088,339	$909,593	19.7%
Adjusted OIBDAN	$19,547	$15,674	24.7%	$82,912	$77,137	7.5%
% Margin	6.4%	7.2%	—	7.6%	8.5%	—
Operating Income (Loss)	$13,034	$8,611	51.4%	$80,885	$56,981	42.0%
% Margin	4.3%	3.9%	—	7.4%	6.3%	—

3Includes the acquisition of Gamerco in December 2006, the divestiture of Hammersmith Apollo and the Forum in June 2007, the consolidation of Academy Music Group’s financial results which occurred in July 2007 and the sale of selected Mean Fiddler venues in August 2007 as if all of these transactions were completed on the first day of the period presented.

Fourth Quarter

International Music pro forma revenue increased due to an increase in revenue from our European operations driven by increased promotion activity in Italy, Finland, Spain, Norway and Holland and stronger results for several festivals in the United Kingdom.  Partially offsetting these increases was a decline in revenue from the shut-down of The Point for expansion.

Pro forma Adjusted OIBDAN increased due to stronger results at several of our festivals in the United Kingdom and improved promotion activity in several European countries, partially offset by a reduction due to the shut-down of The Point for expansion.

The increase in pro forma operating income for International Music was due to the increase in Adjusted OIBDAN as noted above.

Global Artists:

Pro Forma(4)
(in thousands)		Three Months Ended,		Twelve Months Ended,

	12/31/2007	12/31/2006	%	12/31/2007	12/31/2006	%

Revenue	$165,227	$328,798	(49.7%)	$783,118	$911,345	(14.1%)
Adjusted OIBDAN	$1,895	$22,013	(91.4%)	$15,639	$45,382	(65.5%)
% Margin	1.1%	6.7%	-	2.0%	5.0%	-
Operating Income (Loss)	($8,928)	$17,439	* *	(7,700)	37,506	* *
% Margin	(5.4%)	5.3%	-	(1.0%)	4.1%	-

4Includes the acquisition of CPI in May 2006, the acquisition of Trunk in June 2006, the acquisition of Musictoday in September 2006, the acquisition of Anthill in October 2007 and the acquisition of Signatures in December 2007 as if all of these transactions were completed on the first day of the period presented.

• Variance is not meaningful
Fourth Quarter

Global Artists revenue decreased due to a decline in global touring revenue driven by a decline in the average ticket price and the timing and mix of global tours in 2007.

Adjusted OIBDAN decreased due to a decline in global touring activity during 2007 along with the investment made in building the Live Nation Artists division during the period.

The increased operating loss was a result of a decline in global tour activity and the increased amortization expense for intangible assets related to our acquisition of CPI and artist rights agreements.

Global Digital:

(in thousands)	Three Months Ended,			Twelve Months Ended,
12/31/2007		12/31/2006%		12/31/2007	12/31/2006%
Revenue	$2,324	$3,682	(36.9%)	$11,358	$8,893	27.7%
Adjusted OIBDAN	($2,443)	($880)	177.6%	($5,877)	($5,579)	5.3%
% Margin	(105.1%)	(23.9%)	—	(51.7%)	(62.7%)	—
Operating Income (Loss)	($4,354)	($1,057)	311.9%	(10,460)	(6,102)	71.4%
% Margin	(187.3%)	(28.7%)	—	(92.1%)	(68.6%)	—

Fourth Quarter

Global Digital revenue decreased slightly due to timing of sponsorship revenues.
Adjusted OIBDAN decreased due to increased salary related to new staff, increased maintenance and consultant expenses related to our internal information technology and our website management.

Operating loss increase was due to the increased salary, maintenance and consultant expenses related to our internal information technology and our website management and higher depreciation costs for systems completed and in operation.

About Live Nation:

Live Nation is the future of the music business. With the most live concerts, music venues and festivals in the world and the most comprehensive concert search engine on the web, Live Nation is revolutionizing the music industry: onstage and online. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol “LYV”.

Conference Call:

The company will host a teleconference today, February 28th, 2008 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 36254047. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com under “About Us”.

Forward Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of the live music industry in 2008; Live Nation’s competitive position within the industry and its potential to benefit from that anticipated growth; the company’s efforts to build out its ticketing and e-commerce businesses, and the potential economics and growth opportunities related to those businesses; the company’s intention to sign additional artists to its Live Nation Artists business; and the expectation that the company will expand its relationships with major corporate sponsors. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any general economic slowdown, competition for corporate sponsors and in the industry generally, operational challenges associated with building out the company’s ticketing and digital media operations and difficulties in attracting established artists away from more traditional contract structures.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted OIBDAN is a non-GAAP financial measure that the company defines as operating income (loss) before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted OIBDAN to evaluate the performance of its operating segments. The company believes that information about Adjusted OIBDAN assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted OIBDAN is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted OIBDAN should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted OIBDAN as presented herein may not be comparable to similarly titled measures of other

Free cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred income, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements/events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance new venue expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006	2005
	(in thousands except share and per share data)
Revenue	$4,184,981	$3,711,715	$2,936,845
Operating expenses:
Direct operating expenses	3,333,572	2,997,863	2,310,925
Selling, general and administrative expenses	653,811	530,340	518,907
Depreciation and amortization	120,828	128,167	64,622
Loss (gain) on sale of operating assets	(51,226)	(11,640)	4,859
Corporate expenses	45,854	33,863	50,715

Operating income (loss)	82,142	33,122	(13,183)
Interest expense	61,915	37,218	6,059
Interest expense with Clear Channel Communications	—	—	46,437
Interest income	(14,479)	(12,446)	(2,506)
Equity in losses (earnings) of nonconsolidated affiliates	(4,806)	(8,407)	276
Minority interest expense	7,869	12,209	5,236
Other expense (income) — net	(13)	(1,220)	446

Income (loss) before income taxes	31,656	5,768	(69,131)
Income tax expense (benefit):
Current	35,943	26,876	(53,025)
Deferred	7,649	10,334	114,513

Net loss	(11,936)	(31,442)	(130,619)
Other comprehensive income (loss), net of tax:
Unrealized holding gain (loss) on cash flow derivatives	(1,888)	104	—
Foreign currency translation adjustments	37,579	27,032	(4,398)

Comprehensive income (loss)	$23,755	$(4,306)	$(135,017)

Basic and diluted net loss per common share	$(0.17)	$(0.48)	$(1.96)

Basic and diluted weighted average common shares outstanding	68,440,582	64,853,243	66,809,394

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$338,991	$313,880
Accounts receivable, less allowance of $18,928 in 2007 and $13,465 in 2006	264,316	250,831
Prepaid expenses	186,379	136,938
Other current assets	44,722	38,519

Total Current Assets	834,408	740,168
PROPERTY, PLANT AND EQUIPMENT Land, buildings and improvements	1,018,079	999,561
Furniture and other equipment	236,320	193,290
Construction in progress	51,725	43,370

	1,306,124	1,236,221
Less accumulated depreciation	391,079	360,049

	915,045	876,172
INTANGIBLE ASSETS
Intangible assets — net	382,999	73,398
Goodwill	471,542	423,169
OTHER ASSETS Notes receivable, less allowance of $745 in 2007 and $545 in 2006	1,703	2,613
Investments in nonconsolidated affiliates	23,443	59,283
Other assets	122,963	50,199

Total Assets	$2,752,103	$2,225,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$79,273	$40,646
Accrued expenses	529,984	471,414
Deferred revenue	259,868	230,179
Current portion of long-term debt	36,345	31,721

Total Current Liabilities	905,470	773,960
Long-term debt	786,261	607,425
Other long-term liabilities	91,465	88,790
Minority interest liability	61,841	76,165
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities SHAREHOLDERS’ EQUITY
Preferred stock – Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 74,893,005 and 67,174,912 shares issued and outstanding in 2007 and 2006, respectively	749	672
Additional paid-in capital	940,848	757,748
Retained deficit	(130,941)	(119,005)
Cost of shares held in treasury (1,697,227 shares in 2006)	—	(21,472)
Accumulated other comprehensive income	56,410	20,719

Total Shareholders’ Equity	867,066	638,662

Total Liabilities and Shareholders’ Equity	$2,752,103	$2,225,002

Reconciliation of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures

(Unaudited)

Reconciliation of North American Music Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)	Three Months Ended,		Twelve Months Ended,
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Adjusted OIBDAN	$14,857	($8,724)	$74,538	$33,662
Depreciation and amortization	22,036	15,309	60,286	77,775
Loss (gain) on sale of operating assets	101	(62)	(6,725)	(63)
Non-cash compensation expense	5,972	216	9,151	769
Non-cash impairment charge	0	0	0	0
Operating Income (Loss)	($13,252)	($24,187)	$11,826	($44,819)

Reconciliation of North American Amphitheater Adjusted OIBDAN to Operating Income / (Loss) – Full Year

($ in thousands)	Twelve Months Ended,
	12/31/2007	12/31/2006
Adjusted OIBDAN	$68,441	$40,506
Depreciation and amortization	31,614	69,620
Loss (gain) on sale of operating assets	(572)	(66)
Non-cash compensation expense	0	0
Non-cash impairment charge	0	0
Operating Income (Loss)	37,399	(29,048)

Reconciliation of International Music Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)	Three Months Ended,		Twelve Months Ended,
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Adjusted OIBDAN	$19,547	$11,977	$78,425	$68,574
Depreciation and amortization	3,072	5,495	14,928	15,006
Loss (gain) on sale of operating assets	(157)	(114)	(18,807)	1,041
Non-cash compensation expense	3,598	44	4,122	159
Non-cash impairment charge	0	0	0	0
Operating Income (Loss)	$13,034	$6,552	$78,182	$52,368

Reconciliation of Global Artists Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)	Three Months Ended,		Twelve Months Ended,
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Adjusted OIBDAN	$606	$20,914	$9,595	$36,018
Depreciation and amortization	9,461	4,265	19,849	6,121
Loss (gain) on sale of operating assets	0	0	0	0
Non-cash compensation expense	1,210	156	2,882	621
Non-cash impairment charge	0	0	0	0
Operating Income (Loss)	($10,065)	$16,493	($13,136)	$29,276

Reconciliation of Global Digital Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)	Three Months Ended,		Twelve Months Ended,
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Adjusted OIBDAN	($2,443)	($880)	($5,877)	($5,579)
Depreciation and amortization	1,141	172	3,311	501
Loss (gain) on sale of operating assets	0	0	0	0
Non-cash compensation expense	770	5	1,272	22
Non-cash impairment charge	0	0	0	0
Operating Income (Loss)	($4,354)	($1,057)	($10,460)	($6,102)

Reconciliation of Total Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)	Three Months Ended,		Twelve Months Ended,
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Adjusted OIBDAN	$32,624	$20,841	$180,934	$156,097
Depreciation and amortization	41,144	34,280	120,828	128,167
Loss (gain) on sale of operating assets	(30,292)	(139)	(51,226)	(11,640)
Non-cash compensation expense	17,582	960	29,190	3,431
Non-cash impairment charge	0	400	0	3,017
Operating Income (Loss)	$4,190	($14,660)	$82,142	$33,122

Reconciliation of North American Music Pro Forma to Actual Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)

		As Reported				Acquisitions/Divestitures (2)				Pro Forma
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06

Revenue	463,271	416,628	1,955,059	1,629,247	0	62,559	58,900	434,082	463,271	479,187	2,013,959	2,063,329
Adjusted OIBDAN	14,857	(8,724)	74,538	33,662	0	2,945	2,755	19,297	14,857	(5,779)	77,293	52,959
% Margin	3.2%	(2.1%)	3.8%	2.1%					3.2%	(1.2%)	3.8%	2.6%
Operating Income (Loss)	(13,252)	(24,187)	11,826	(44,819)	0	2,157	4,312	10,874	(13,252)	(22,030)	16,138	(33,945)
% Margin	(2.9%)	(5.8%)	0.6%	(2.8%)					(2.9%)	(4.6%)	0.8%	(1.6%)

Reconciliation of North American Amphitheater Pro Forma to Actual Adjusted OIBDAN to Operating Income / (Loss) – Full Year

($ in thousands)

			Acquisitions/
	As Re	ported	Divestitures	up>(2)	Pro Fo	rma
	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06

Revenue	571,136	566,199	869	78,924	572,005	645,123
Adjusted OIBDAN	68,441	40,506	(722)	4,988	67,719	45,494
% Margin	12.0%	7.2%			11.8%	7.1%
Operating Income (Loss)	37,399	(29,048)	993	3,409	38,392	(25,639)
% Margin	6.5%	(5.1%)			6.7%	(4.0%)

Reconciliation of International Music Pro Forma to Actual Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)

		As Reported				Acquisitions/Divestitures (3)				Pro Forma
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06

Revenue	304,513	201,195	1,078,696	867,423	0	17,050	9,643	42,170	304,513	218,245	1,088,339	909,593
Adjusted OIBDAN	19,547	11,977	78,425	68,574	0	3,697	4,487	8,563	19,547	15,674	82,912	77,137
% Margin	6.4%	6.0%	7.3%	7.9%					6.4%	7.2%	7.6%	8.5%
Operating Income (Loss)	13,034	6,552	78,182	52,368	0	2,059	2,703	4,613	13,034	8,611	80,885	56,981
% Margin	4.3%	3.3%	7.2%	6.0%					4.3%	3.9%	7.4%	6.3%

Reconciliation of Global Artists Pro Forma to Actual Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)

		As Reported				Acquisitions/Divestitures (4)				Pro Forma
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06

Revenue	137,101	283,710	640,620	623,147	28,126	45,088	142,498	288,198	165,227	328,798	783,118	911,345
Adjusted OIBDAN	606	20,914	9,595	36,018	1,289	1,099	6,044	9,364	1,895	22,013	15,639	45,382
% Margin	0.4%	7.4%	1.5%	5.8%					1.1%	6.7%	2.0%	5.0%
Operating Income (Loss)	(10,065)	16,493	(13,136)	29,276	1,137	946	5,436	8,230	(8,928)	17,439	(7,700)	37,506
% Margin	(7.3%)	5.8%	(2.1%)	4.7%					(5.4%)	5.3%	(1.0%)	4.1%

Reconciliation of Total Pro Forma to Actual Adjusted OIBDAN to Operating Income / (Loss) – Fourth Quarter and Full Year

($ in thousands)

		As Reported				Acquisitions/Divestitures (1)				Pro Forma
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06	12/31/07	12/31/06

Revenue	1,013,500	1,058,697	4,184,981	3,711,715	28,112	109,460	201,156	697,513	1,041,612	1,168,157	4,386,137	4,409,228
Adjusted OIBDAN	32,624	20,841	180,934	156,097	1,634	8,388	16,729	33,960	34,258	29,229	197,663	190,057
% Margin	3.2%	2.0%	4.3%	4.2%					3.3%	2.5%	4.5%	4.3%
Operating Income (Loss)	4,190	(14,660)	82,142	33,122	1,642	6,387	16,729	22,615	5,832	(8,273)	98,871	55,737
% Margin	0.4%	(1.4%)	2.0%	0.9%					0.6%	(0.7%)	2.3%	1.3%

Reconciliation of Cash and Cash Equivalents to Free Cash — Full Year

($ in thousands)

	December 31, 2007	December 31, 2006
Cash and Cash Equivalents	$ 338,991	$ 313,880
Deferred Income	$ (223,702)	$ (183,471)
Accrued Artist Fees	$ (28,393)	$ (19,108)
Collections on Behalf of Others	$ (117,165)	$ (136,643)
Prepaids related to artist settlements/events	$ 114,991	$ 61,429

Free Cash	$ 84,722	$ 36,087